Exhibit 99.1

EVERCORE PARTNERS REPORTS RECORD FULL YEAR AND

FOURTH QUARTER 2007 REVENUES; DECLARES QUARTERLY DIVIDEND OF $0.12 PER SHARE

Highlights

•	Record adjusted pro forma net revenues for fourth quarter of $93.8 million and fiscal year of $321.6 million represent 19% and 49% growth compared to prior respective periods.

•

Adjusted pro forma net income of $9.3 million for the quarter and $51.4 million for the year ended December 31, 2007. U.S. GAAP net income of $3.1 million and net loss of $34.5 million for the same periods.

•	Twelve month Advisory revenues, net revenues and adjusted pro forma net income all exceed the previous full year records.

•	Advisory backlog remains strong.

NEW YORK, February 12, 2008 – Evercore Partners Inc. (NYSE: EVR) today announced that for the fourth quarter ended December 31, 2007 its adjusted pro forma net income was $9.3 million or $0.28 per share, compared to adjusted pro forma net income of $14.5 million or $0.45 per share for the prior year quarter. For the fiscal year ended December 31, 2007, Evercore’s adjusted pro forma net revenues were $321.6 million and net income was $51.4 million or $1.56 per share, compared to net revenues of $216.4 million and net income of $40.5 million or $1.27 per share for the same period in 2006. Adjusted Pro Forma Net revenues increased 19% to $93.8 million for the quarter ended December 31, 2007 compared to adjusted pro forma net revenues of $79.0 million for the quarter ended December 31, 2006.

For the quarter ended December 31, 2007, Evercore’s U.S. GAAP net income was $3.1 million or $0.25 per share. Evercore reported a net loss of $34.5 million, or $3.38 per share, for the fiscal year ended December 31, 2007. Evercore’s 2007 reported results reflect a non-cash equity-based compensation expense of $124 million associated with the vesting of employee equity awards during the year.

The following table provides an overview of the Company’s results:

	Twelve Months Ended December 31,
	(dollars in thousands, except per share data)
	U.S. GAAP			Adjusted Pro Forma [1]
	2006 [1]	2007	% Change	2006	2007	% Change
Net Revenues:
Advisory	$183,781	$295,751	60.9%	$193,826	$295,751	52.6%
Investment Management	$23,451	$20,158	(14.0%)	$20,485	$20,158	(1.6%)
Other - Net	$2,482	$5,690	129.3%	$2,078	$5,690	173.8%

Net Revenues	$209,714	$321,599	53.4%	$216,389	$321,599	48.6%
Pre-Tax Income (Loss)	$94,132	$(54,935)	N/A	$70,610	$86,097	21.9%
Pre-Tax Margin	44.9%	(17.1%)		32.6%	26.8%
Net Income (Loss)	$69,737	$(34,495)	N/A	$40,531	$51,443	26.9%
EPS		$(3.38)		$1.27	$1.56	22.8%

	Three Months Ended December 31,
	(dollars in thousands, except per share data)
	U.S. GAAP			Adjusted Pro Forma [1]
	2006 [1]	2007	% Change	2006	2007	% Change
Net Revenues:
Advisory	$75,085	$87,824	17.0%	$75,738	$87,824	16.0%
Investment Management	$2,404	$4,347	80.8%	$2,404	$4,347	80.8%
Other - Net	$1,374	$1,621	18.0%	$874	$1,621	85.5%

Net Revenues	$78,863	$93,792	18.9%	$79,016	$93,792	18.7%
Pre-Tax Income	$23,795	$14,251	(40.1%)	$25,181	$15,543	(38.3%)
Pre-Tax Margin	30.2%	15.2%		31.9%	16.6%
Net Income	$3,487	$3,138	(10.0%)	$14,453	$9,287	(35.7%)
EPS	$0.69	$0.25	(63.8%)	$0.45	$0.28	(37.8%)

[1]

See “Basis of Alternative Financial Statement Presentations” on page 9 and Annex I for a detailed discussion of the presentation of results in 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Over the course of 2007, Evercore announced the hiring of eight new Senior Managing Directors across the firm. Within its Advisory business, seven new Senior Managing Directors were added, expanding the firm’s capabilities in the Consumer/Retail, Energy, Health Care, and Aerospace/Defense sectors and its presence in Europe. After adjusting for the recruiting and compensation costs ($14.7 million and $9.0 million after-tax for the fiscal year and fourth quarter, respectively) of Senior Managing Directors hired in 2007, adjusted pro forma net income for the fiscal year and fourth quarter 2007 would be $66.1 million (54% growth) and $18.3 million (18% growth), respectively. Earnings per share for the fiscal year and fourth quarter would have been $2.01 and $0.54, respectively.

Evercore’s revenues and net income can fluctuate materially depending on the number, size and timing of the completed transactions on which it advises, the number and size of Investment Management gains or losses and other factors. Accordingly, the revenues and net income in any particular quarter may not be indicative of future results. Evercore believes that annual results are the most meaningful.

Business Overview

“We are pleased with our results during the fourth quarter and the full year,” said Roger C. Altman, Chairman, Evercore. “We achieved record revenues in both periods.

All of our new partners have started and are active in the global marketplace. We remain focused on our core clients – major multinational corporations – who are benefiting from the shift in emphasis in the marketplace to strategic transactions. This environment creates opportunities for us, and we are continuing to add challenging and diverse assignments to our backlog.”

“Our Investment Management business performed well in 2007 despite challenging market conditions in both the private and public securities markets,” said Austin M. Beutner, President and Co-Chief Executive Officer, Evercore. “We have concluded the investment period of our second private equity fund and have commenced our fundraising efforts for our successor fund. Asset accumulation was robust in both our U.S. and Mexican public securities businesses in 2007 and will continue to be our focus in 2008.”

Revenues

Advisory

Advisory revenues were earned from clients in the following geographic markets:

	Twelve Months Ended December 31,
	(dollars in thousands)
	U.S. GAAP			Adjusted Pro Forma [1]
	2006 [1]	2007	% Change	2006	2007	% Change
United States	$140,166	$230,143	64.2%	$140,166	$230,143	64.2%
Europe	37,799	41,405	9.5%	40,796	41,405	1.5%
Latin America	5,816	20,963	260.4%	12,864	20,963	63.0%
Other	—	3,240	N/A	—	3,240	N/A

Advisory Revenue	$183,781	$295,751	60.9%	$193,826	$295,751	52.6%

	Three Months Ended December 31,
	(dollars in thousands)
	U.S. GAAP			Adjusted Pro Forma [1]
	2006 [1]	2007	% Change	2006	2007	% Change
United States	$47,936	$71,551	49.3%	$47,936	$71,551	49.3%
Europe	22,674	4,239	(81.3%)	23,327	4,239	(81.8%)
Latin America	4,475	9,119	103.8%	4,475	9,119	103.8%
Other	—	2,915	N/A	—	2,915	N/A

Advisory Revenue	$75,085	$87,824	17.0%	$75,738	$87,824	16.0%

[1]

See “Basis of Alternative Financial Statement Presentations” on page 9 and Annex I for a detailed discussion of the presentation of results in 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Transactions completed during the fourth quarter of 2007 on which Evercore advised included:

•	E*Trade on its strategic sale of securities to Citadel Investment

•	PSP Investments on its purchase of a 36% equity stake in Telsat

•	International Securities Exchange (ISE) on its sale to Eurex

•	Sequa Corporation on its sale to Carlyle

•	North Pittsburgh Systems on its sale to Consolidated Communications

•	BlueLithium on its sale to Yahoo!

Among the transactions announced during the fourth quarter 2007 on which Evercore is advising are:

•	Cengage Learning on its acquisition of Houghton-Mifflin’s College Division

•	Bracco Diagnostics on its acquisition of E-Z-EM

•	Bright Horizons on its sale to Bain Capital

•	Ocwen Financial on its sale to a group of investors led by their CEO

•	Haights Cross on the sale of its business assets

•	Performance Food Group on its sale to Blackstone

The Restructuring group continues to perform well having recently been involved in a number of noteworthy mandates. In addition, we are also experiencing a high level of strategic discussions among corporate clients continuing the shift in activity from financial sponsors toward corporate acquirers.

According to Thomson Financial, for 2007, Evercore ranked 12th among all financial institutions in U.S. announced deals. Among boutiques, Evercore was the number one ranked firm as measured in U.S. announced transactions and closed transactions. Evercore’s 2007 results reflect the firm’s success in serving clients in diverse industries, including the automotive, media, education, financial services, and energy sectors.

Investment Management

The historical Combined Statements of Operations for the period prior to the August 10, 2006 initial public offering (IPO) included the results of the general partners of the private equity funds Evercore managed. Following the IPO, the Company does not consolidate the results of the general partners of those private equity funds as they were not contributed as part of the formation transaction. However, through its equity interest in the general partner of Evercore Capital Partners II (ECP II) and the Discovery Fund, Evercore recognizes as revenue 8% to 9% of any carried interest from these funds plus the pro rata share of realized and unrealized gains and losses associated with capital invested.

Evercore currently intends to be entitled to 100% of any management fees and portfolio company fees earned in relation to any private equity fund formed after the IPO that it manages. The Company also currently intends to consolidate the general partners of any private equity fund formed after the IPO that it manages. Accordingly, it expects to record as revenue 100% of any carried interest and realized or unrealized gains (or losses) on investments earned by these entities. However, the Company expects to allocate to its Senior Managing Directors and other employees, through the direct interests these individuals will hold, a significant percentage of any such carried interest. In addition, these individuals will be entitled to any such gains (or losses) on investment based on the amount of the general partners’ capital they contribute in respect of any such fund. Unlike Evercore Capital Partners I, where the Company made no direct investment or ECP II where the Company’s direct investment is less than 2% of total capital committed, the Company currently intends to make significant capital commitments to any future private equity fund it manages.

Evercore’s Investment Management Revenues were comprised of the following:

	Twelve Months Ended December 31,
	(dollars in thousands)
	U.S. GAAP			Adjusted Pro Forma [1]
	2006 [1]	2007	% Change	2006	2007	% Change
Private Equity:
Management Fee Including Portfolio Company Fee	$16,727	$14,608	(12.7%)	$17,130	$14,608	(14.7%)
Realized and Unrealized Gains (Losses) Including Carried Interest	$5,861	$5,580	(4.8%)	$856	$5,580	551.9%

	$22,588	$20,188	(10.6%)	$17,986	$20,188	12.2%

Public Securities:
Management Fee	$191	$1,166	510.5%	$420	$1,166	177.6%
Realized and Unrealized Gains (Losses) Including Performance Fee	$672	$(1,196)	(278.0%)	$2,079	$(1,196)	(157.5%)

	$863	$(30)	(103.5%)	$2,499	$(30)	(101.2%)

Investment Management Revenue	$23,451	$20,158	(14.0%)	$20,485	$20,158	(1.6%)

	Three Months Ended December 31,
	(dollars in thousands)
	U.S. GAAP			Adjusted Pro Forma [1]
	2006 [1]	2007	% Change	2006	2007	% Change
Private Equity:
Management Fee Including Portfolio Company Fee	$3,040	$3,856	26.8%	$3,040	$3,856	26.8%
Realized and Unrealized Gains (Losses) Including Carried Interest	$(1,760)	$1,290	173.3%	$(1,760)	$1,290	173.3%

	$1,280	$5,146	302.0%	$1,280	$5,146	302.0%

Public Securities:
Management Fee	$156	$560	259.0%	$156	$560	259.0%
Realized and Unrealized Gains (Losses) Including Performance Fee	$968	$(1,359)	(240.4%)	$968	$(1,359)	(240.4%)

	$1,124	$(799)	(171.1%)	$1,124	$(799)	(171.1%)

Investment Management Revenue	$2,404	$4,347	80.8%	$2,404	$4,347	80.8%

[1]

See “Basis of Alternative Financial Statement Presentations” on page 9 and Annex I for a detailed discussion of the presentation of results in 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

On an adjusted pro forma basis, Investment Management revenues decreased from $20.5 million in 2006 to $20.2 million for the fiscal year ended December 31, 2007 and increased from $2.4 million in the fourth quarter 2006 to $4.3 million in the fourth quarter 2007.

For the fiscal year ended December 31, 2007 the increase in Private Equity revenue resulted from gains in the value of investments partially offset by changes in fee income. Private Equity revenues in the fourth quarter 2007 increased compared to the fourth quarter 2006 due to increases in fee income as well as gains in the value of investments.

As of December 31, 2007, the carrying value of Evercore’s direct investments in its private equity funds totaled $14.8 million.

For the fiscal year and quarter ended December 31, 2007 increases in Management Fees earned from Evercore’s Public Securities business in Mexico when compared to the prior year periods were more than offset by losses on Evercore’s seed capital investments in products managed by the firm’s U.S. Public Securities investment manager.

As of December 31, 2007 assets under management in Evercore’s public securities business in the U.S. and Mexico were $491 million and $649 million, respectively.

Expenses

Operating Expenses

Evercore’s operating expenses for the fiscal year and quarter ended December 31, 2007 and 2006 were as follows:

	Twelve Months Ended December 31,
	(dollars in thousands)
	U.S. GAAP			Adjusted Pro Forma [1]
	2006 [1]	2007	% Change	2006	2007	% Change
Employee Compensation and Benefits Expense	$72,914	$299,327	N/A	$107,072	$173,333	61.9%
% of Net Revenue	34.8%	93.1%		49.5%	53.9%
Non-compensation Expenses	$42,668	$77,207	80.9%	$38,708	$62,169	60.6%
% of Net Revenue	20.3%	24.0%		17.9%	19.3%

	Three Months Ended December 31,
	(dollars in thousands)
	U.S. GAAP			Adjusted Pro Forma [1]
	2006 [1]	2007	% Change	2006	2007	% Change
Employee Compensation and Benefits Expense	$41,347	$57,751	39.7%	$41,270	$59,940	45.2%
% of Net Revenue	52.4%	61.6%		52.2%	63.9%
Non-compensation Expenses	$13,721	$21,790	58.8%	$12,565	$18,309	45.7%
% of Net Revenue	17.4%	23.2%		15.9%	19.5%

[1]

See “Basis of Alternative Financial Statement Presentations” on page 9 and Annex I for a detailed discussion of the presentation of results in 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Compensation and Benefits

Because Evercore operated as a series of limited liability companies prior to its IPO, payments for services rendered by Evercore’s Senior Managing Directors generally were accounted for as distributions of members’ capital, rather than compensation expenses. As a result, Evercore’s pre-IPO compensation and benefits expenses do not reflect a large portion of payments for services rendered by Evercore’s Senior Managing Directors and do not fairly reflect the operating costs Evercore incurs as a public company. As a corporation, Evercore includes all payments for services rendered by its Senior Managing Directors in compensation and benefits expenses.

Evercore’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. Accordingly, the amount of compensation expense recognized in any particular quarter may not be indicative of compensation expense in a future period.

The Company has targeted total employee compensation and benefits awarded to employees at a level approximating 50% of net revenue. During 2007, the Company exceeded that level principally as a result of the new Senior Managing Director hires, which have positioned Evercore for continued growth. The Company retains the ability to exceed its compensation and benefits award target, change the target or change how the target is calculated at any time.

The Company’s employee compensation and benefits costs for the quarter and year ended December 31, 2007 were $59.9 million and $173.3 million, respectively. When compared to net revenues for the associated periods the ratios of compensation to net revenues were 63.9% and 53.9% respectively. These ratios compare with 52.2% and 49.5% respectively, for the quarter and year ended December 31, 2006.

Compensation and benefits costs included $15.0 million and $23.3 million of compensation awarded to new Senior Managing Directors in the quarter and year ended December 31, 2007, respectively. The compensation to net revenue ratios when such amounts are excluded are 47.9% and 46.7%, respectively. The compensation and benefits costs for Senior Managing Directors that joined in 2006 were $1.8 million and $4.0 million in the quarter and year ended December 31, 2006, respectively. The ratio of compensation to net revenues, excluding such costs, was 50.0% and 47.6%, respectively for the quarter and year ended December 31, 2006.

As of December 31, 2007, Evercore’s total headcount was 290 employees, compared with 247 as of December 31, 2006.

	As of December 31,
	2006	2007
		Evercore U.S.	Evercore Mexico	Evercore Europe	Evercore Total
Headcount:
Senior Managing Directors:
Advisory	21	17	6	5	28
Investment Management	9	7	1	1	9
Corporate	3	3	—	—	3
Other Employees:
Other Professionals and Support Staff	214	143	95	12	250

Total	247	170	102	18	290

The above table excludes Anthony Fry who joined Evercore on January 1, 2008.

Non-Compensation Expenses

Non-compensation expenses for the quarter and the fiscal year ended December 31, 2007 were $18.3 million and $62.2 million respectively. These compare to $12.6 million and $38.7 million, respectively for the quarter and year ended December 31, 2006. For the fiscal year ended December 31, 2007, Occupancy and Equipment Rental expenses were $13.3 million and Professional Fees were $28.7 million. These two categories comprised 67.5% of Evercore’s total non-compensation expense.

•

Occupancy and Equipment Rental expenses were higher in 2007 than they were in 2006 primarily due to Evercore’s move to larger space in New York which was completed during the third quarter 2007. The move resulted in one time transition costs that amounted to $4.4 million for the fiscal year 2007.

•

Professional Fees were higher in 2007 than they were in 2006 on account of the costs of $1.3 million associated with recruiting Evercore’s new Senior Managing Directors, and by the ongoing costs of improving the firm’s support infrastructure to meet the requirements of operating as a public company, in particular those requirements associated with the requirements of Section 404 of Sarbanes-Oxley. Evercore remains focused on completing the projects required to remediate its reported material weaknesses and it anticipates completing those projects during the first quarter of 2008.

During the fourth quarter 2007, Evercore implemented other cost management initiatives in order to support growth in its operating margins in the future.

Income Taxes

Prior to the IPO, Evercore was not subject to Federal income taxes, but was subject to New York City Unincorporated Business Tax and New York City general corporation taxes. As a result of the IPO, the operating business entities of Evercore were restructured and a portion of Evercore’s income is subject to U.S. Federal income taxes. For the fiscal year ended December 31, 2007 Evercore’s effective tax rate was approximately 40%, reflecting Evercore’s income subject to U.S. Federal, foreign, state and local taxes. The effective tax rate was approximately 43% for the fourth quarter of 2006.

Prior to August 10, 2006, the Company had not been subject to U.S. Federal income tax, but had been subject to the New York City Unincorporated Business Tax and New York City general corporate tax on its U.S. earnings, including certain non-income tax fees in other jurisdictions where the Company was restructured and a portion of the Company’s income is subject to U.S. Federal income taxes and taxed at the prevailing corporate tax rates.

Dividend

On February 5, 2008 the Board of Directors of Evercore declared a quarterly dividend of $0.12 per share to be paid on March 14, 2008 to common stockholders of record on February 29, 2008.

Basis of Alternative Financial Statement Presentations

The aggregate 2006 results represent the Predecessor and Successor company results prior to and subsequent to the IPO on August 10, 2006. Predecessor Company results represent the results of the combined entities known as Evercore Holdings prior to the IPO. The Successor Company results represent the consolidated results of Evercore Partners Inc. and its subsidiaries subsequent to the Company’s IPO on August 10, 2006. Both the Predecessor and Successor Company results have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The aggregate results are non-GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results. See Annex I accompanying this press release for the detailed U.S. GAAP amounts for the Predecessor and Successor entities which have been aggregated above. Evercore believes that these results provide an overall annual view of performance that is useful in evaluating Evercore’s ongoing operations.

Adjusted pro forma results are provided principally to give additional information about the per-share effect of previously issued but unvested equity and to exclude charges associated with Evercore’s line of credit, amortization of intangible assets acquired with Protego and Braveheart and the compensation charge resulting from equity awards that vested in conjunction with Evercore’s May 2007 follow-on-offering.

Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results prior and subsequent to the IPO. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I, as well as a description of how management believes the adjusted pro forma results provide useful information in evaluating Evercore’s ongoing operations.

Conference Call

Evercore will host a conference call to discuss its results for the fiscal year and quarter ended December 31, 2007 on February 12, 2008, at 8:00 a.m. Eastern Standard Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (888) 200-8715 (toll-free domestic) or (973) 582-2771 (international); passcode: 34015215. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (800) 642-1687 (toll-free domestic) or (706) 645-9291 (international); passcode: 34015215. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on the Web site after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment company. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business manages private equity funds and traditional asset management services for sophisticated institutional investors. Evercore serves a diverse set of clients around the world from its offices in New York, Los Angeles, San Francisco, London, England, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.*

# # #

Forward-Looking Statements

This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2006. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this discussion. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez or Chuck Dohrenwend
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	January 1, 2006 through August 9, 2006	August 10, 2006 through December 31, 2006	January 1, 2006 through December 31, 2006	December 31, 2007
	Predecessor	Successor	Aggregate[1]	Successor
REVENUES
Advisory Revenue	$96,122	$87,659	$183,781	$295,751
Investment Management Revenue[2]	16,860	6,591	23,451	20,158
Interest Income and Other Revenue	643	8,622	9,265	24,141

TOTAL REVENUES	113,625	102,872	216,497	340,050
Interest Expense	—	6,783	6,783	18,451

NET REVENUES	113,625	96,089	209,714	321,599

EXPENSES
Employee Compensation and Benefits	20,598	52,316	72,914	299,327
Occupancy and Equipment Rental	2,233	1,971	4,204	13,275
Professional Fees	13,527	6,739	20,266	28,691
Travel and Related Expenses	4,176	3,130	7,306	8,203
Financing Costs	1,706	11	1,717	—
Communications and Information Services	1,075	815	1,890	2,321
Depreciation and Amortization	666	3,234	3,900	17,421
Other Operating Expenses	1,319	2,066	3,385	7,296

TOTAL EXPENSES	45,300	70,282	115,582	376,534

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	68,325	25,807	94,132	(54,935)
Provision for Income Taxes	2,368	6,030	8,398	12,401
Minority Interest	6	15,991	15,997	(32,841)

NET INCOME (LOSS)	$65,951	$3,786	$69,737	$(34,495)

Net Loss Available to Holders of Shares of Class A Common Stock:				$(34,495)
Weighted Average Shares of Class A Common Stock Outstanding:
Basic				10,219
Diluted				10,219
Net Loss Available to Holders of Shares of Class A Common Stock Per Share:
Basic				$(3.38)
Diluted				$(3.38)

[1]

See “Basis of Alternative Financial Statement Presentations” on page 9 for a detailed discussion of the presentation of results in 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an Adjusted Pro Forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

[2]

The above reflects a reclassification of certain management fees from Other Revenue to Investment Management Revenue within Evercore’s Public Securities business. For the twelve months ended December 31, 2006 and 2007, the amounts reclassified were $191 and $1,166, respectively

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended December 31,
	2006	2007
REVENUES
Advisory Revenue	$75,085	$87,824
Investment Management Revenue[1]	2,404	4,347
Interest Income and Other Revenue	4,838	8,429

TOTAL REVENUES	82,327	100,600
Interest Expense	3,464	6,808

NET REVENUES	78,863	93,792

EXPENSES
Employee Compensation and Benefits	41,347	57,751
Occupancy and Equipment Rental	1,164	3,921
Professional Fees	6,076	9,309
Travel and Related Expenses	2,166	1,969
Financing Costs	—	—
Communications and Information Services	504	685
Depreciation and Amortization	2,141	4,126
Other Operating Expenses	1,670	1,780

TOTAL EXPENSES	55,068	79,541

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	23,795	14,251
Provision for Income Taxes	5,733	3,606
Minority Interest	14,575	7,507

NET INCOME	$3,487	$3,138

Net Income Available to Holders of Shares of Class A Common Stock:	$3,487	$3,138
Weighted Average Shares of Class A Common Stock Outstanding:
Basic	5,045	12,414
Diluted	5,045	12,669
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic	$0.69	$0.25
Diluted	$0.69	$0.25

[1]

The above reflects a reclassification of certain management fees from Other Revenue to Investment Management Revenue within Evercore’s Public Securities business. For the three months ended December 31, 2006 and 2007, the amounts reclassified were $156 and $560, respectively.

Adjusted Pro Forma Results and Adjusted Pro Forma Net Income per Common Share

The adjusted pro forma results reflect the following adjustments as shown in the table below:

Exclusion of financing costs for the line of credit. The line of credit was used for additional working capital. The line of credit was repaid out of a portion of the proceeds of the IPO and terminated concurrently with the IPO. Management believes that after the IPO it will rely on other sources of funding to fund working capital and thus excluding financing costs associated with the line of credit facilitates a meaningful comparison of its non-compensation expenses prior and subsequent to the IPO.

Exclusion of amortization of intangible assets acquired with Protego and Braveheart. The Protego acquisition was undertaken in contemplation of the IPO and substantially all of these charges were recognized by December 31, 2006. The Braveheart acquisition occurred on December 19, 2006. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Exclusion of compensation charges associated with the vesting of contingently vesting LP partnership units and Stock Based Awards. Evercore issued partnership units and stock based awards which vest upon the occurrence of specified vesting events. In periods prior to the completion of the May 2007 follow-on offering we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested partnership units or stock-based awards. The completion of our May 2007 follow-on offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 90% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization resulting in the vesting of certain partnership units and stock based awards. The vesting of these awards resulted in a non-cash compensation expense of $124 million that was the result of the successful completion of Evercore’s equity offering in May 2007 as well as an adjustment that was recognized in the fourth quarter of 2007. In addition, a severance agreement recognized in the third quarter of 2007 resulted in a $2 million compensation charge. Management believes that the expense is neither reflective of ongoing compensation expense nor meaningful when comparing prior periods. Therefore, exclusion of these charges enhances the understanding of the Company’s operating performance.

Tax effect of prior adjustments. Prior to the IPO, the Company was a collection of limited liability companies, partnership and sub-chapter S entities which are not subject to Federal income taxes. As a result of the IPO, the operating business entities of the Company were restructured and a portion of the Company’s income is subject to U.S. Federal income taxes. Thus the prior three adjustments also need to be tax effected.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested event based Evercore LP partnership units and stock based awards. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of the remaining event based unvested partnership units or stock based awards will be achieved or satisfied.

The unaudited condensed combined/consolidated adjusted pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Evercore that would have occurred had we operated as a public company during the periods presented. The unaudited condensed combined/consolidated adjusted pro forma financial information should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the internal reorganization been completed on the dates assumed. The unaudited condensed combined/consolidated adjusted pro forma financial information also does not project the results of operations or financial position for any future period or date.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. Successor	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$295,751	$—		$295,751
Investment Management Revenue	20,158			20,158
Interest Income and Other Revenue	24,141			24,141

Total Revenues	340,050	—		340,050
Interest Expense	18,451			18,451

Net Revenues	321,599	—		321,599
Employee Compensation and Benefits	299,327	(125,994	)(p)	173,333
Professional Fees	28,691			28,691
Other Operating Expense	33,478			33,478
Amortization of Intangibles	15,038	(15,038	)(l)	—

Total Expenses	376,534	(141,032)		235,502

Income (Loss) Before Income Tax and Minority Interest	(54,935)	141,032		86,097
Provision for Income Taxes	12,401	22,253	(m)	34,654

Income (Loss) Before Minority Interest	(67,336)	118,779		51,443
Minority Interest	(32,841)	32,841	(n)	—

Net Income (Loss)	$(34,195)	$85,938		$51,443

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	9,354	41	(o)	9,395
Vested Partnership Units	—	16,433	(o)	16,433
Unvested Partnership Units	—	4,853	(o)	4,853
Vested Restricted Stock Units - Event Based	865	379	(o)	1,244
Unvested Restricted Stock Units - Event Based	—	881	(o)	881
Unvested Restricted Stock Units - Service Based	—	78	(o)	78
Unvested Restricted Stock - Service Based	—	51	(o)	51
Restricted Stock - Contingently Issuable	—	7	(o)	7

Total Shares	10,219	22,723		32,942

Net Income (Loss) per Share:
Basic	$(3.38)			$1.56
Diluted	$(3.38)			$1.56

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. Successor	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$87,824	$—		$87,824
Investment Management Revenue	4,347			4,347
Interest Income and Other Revenue	8,429			8,429

Total Revenues	100,600	—		100,600
Interest Expense	6,808			6,808

Net Revenues	93,792	—		93,792
Employee Compensation and Benefits	57,751	2,189	(p)	59,940
Professional Fees	9,309			9,309
Other Operating Expense	9,000			9,000
Amortization of Intangibles	3,481	(3,481	)(l)	—

Total Expenses	79,541	(1,292)		78,249

Income Before Income Tax and Minority Interest	14,251	1,292		15,543
Provision for Income Taxes	3,606	2,650	(m)	6,256

Income Before Minority Interest	10,645	(1,358)		9,287
Minority Interest	7,507	(7,507	)(n)	—

Net Income	$3,138	$6,149		$9,287

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,170	—	(o)	11,170
Vested Partnership Units	—	15,273	(o)	15,273
Unvested Partnership Units	77	4,776	(o)	4,853
Vested Restricted Stock Units - Event Based	1,244	—	(o)	1,244
Unvested Restricted Stock Units - Event Based	—	881	(o)	881
Unvested Restricted Stock Units - Service Based	69	—	(o)	69
Unvested Restricted Stock - Service Based	83	—	(o)	83
Restricted Stock - Contingently Issuable	26	—	(o)	26

Total Shares	12,669	20,930		33,599

Net Income per Share:
Basic	$0.25			$0.28
Diluted	$0.25			$0.28

CONDENSED COMBINED/CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2006

(dollars in thousands, except per share data)

(UNAUDITED)

	Predecessor	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Pro Forma Adjustments for the IPO		Pro Forma Adjustments		Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$183,781	$—		$10,045		$—		$—		$193,826
Investment Management Revenue[1]	23,451	(5,005	)(a)	2,039		—		—		20,485
Interest Income and Other Revenue	9,265	—		5,883		—		—		15,148

Total Revenues	216,497	(5,005)		17,967		—		—		229,459
Interest Expense	6,783	—		6,287		—		—		13,070

Net Revenues	209,714	(5,005)		11,680		—		—		216,389

Employee Compensation and Benefits	72,914	—		8,885		25,273	(g)	—		107,072
Professional Fees	20,266	—		1,981		(4,300	)(h)	—		17,947
Other Operating Expense	19,748	—		2,729		—		(1,717	)(k)	20,760
Amortization of Intangibles	2,654	—		14,631	(d)	—		(17,285	)(l)	—

Total Expenses	115,582	—		28,226		20,973		(19,002)		145,779

Income Before Income Tax and Minority Interest	94,132	(5,005)		(16,546)		(20,973)		19,002		70,610
Provision for Income Taxes	8,398	(131	)(b)	(166	)(e)	637	(i)	21,341	(m)	30,079

Income Before Minority Interest	85,734	(4,874)		(16,380)		(21,610)		(2,339)		40,531
Minority Interest	15,997	—		(258	)(f)	17,746	(j)	(33,485	)(n)	—

Net Income	$69,737	$(4,874)		$(16,122)		$(39,356)		$31,146		$40,531

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding								—	(o)	6,567
Vested Partnership Units								13,433	(o)	13,433
Unvested Partnership Units								9,708	(o)	9,708
Unvested Restricted Stock Units - Event Based								2,079	(o)	2,079
Unvested Restricted Stock Units - Service Based								10	(o)	10

Total Shares								25,230		31,797

Net Income per Share:
Basic										$1.27
Diluted										$1.27

[1]

The above reflects a reclassification of certain management fees from Other Revenue to Investment Management Revenue within Evercore’s Public Securities business. For the twelve months ended December 31, 2006, the amounts reclassified were $191 and $420, for U.S. GAAP and Adjusted Pro Forma, respectively.

CONDENSED COMBINED/CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2006

(dollars in thousands, except per share data)

(UNAUDITED)

	Predecessor	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Pro Forma Adjustments for the IPO		Pro Forma Adjustments		Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$75,085	$—		$653		$—		$—		$75,738
Investment Management Revenue	2,404	—		—		—		—		2,404
Interest Income and Other Revenue	4,838	—		(500)		—		—		4,338

Total Revenues	82,327	—		153		—		—		82,480
Interest Expense	3,464	—		—		—		—		3,464

Net Revenues	78,863	—		153		—		—		79,016

Employee Compensation and Benefits	41,347	—		2,309		(2,386	)(g)	—		41,270
Professional Fees	6,076	—		529		—		—		6,605
Other Operating Expense	5,769	—		191		—		—		5,960
Amortization of Intangibles	1,876	—		1,767	(d)	—		(3,643	)(l)	—

Total Expenses	55,068	—		4,796		(2,386)		(3,643)		53,835

Income Before Income Tax and Minority Interest	23,795	—		(4,643)		2,386		3,643		25,181
Provision for Income Taxes	5,733	(2	)(b)	(1,232	)(e)	(852	)(i)	7,081	(m)	10,728

Income Before Minority Interest	18,062	2		(3,411)		3,238		(3,438)		14,453
Minority Interest	14,575	—		—		(600	)(j)	(13,975	)(n)	—

Net Income	$3,487	$2		$(3,411)		$3,838		$10,537		$14,453

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding								—	(o)	6,567
Vested Partnership Units								13,433	(o)	13,433
Unvested Partnership Units								9,708	(o)	9,708
Unvested Restricted Stock Units - Event Based								2,079	(o)	2,079
Unvested Restricted Stock Units - Service Based								10	(o)	10

Total Shares								25,230		31,797

Net Income per Share:
Basic										$0.45
Diluted										$0.45

Notes to Unaudited Condensed Combined/Consolidated Adjusted Pro Forma Statements of Operations

(dollars in thousands, except per share data):

(a)	Adjustment reflects the elimination of the historical results of operations for the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, specifically, Evercore Founders LLC and Evercore Founders Cayman Limited, which were not contributed to Evercore LP. For the twelve months and three months ended December 31, 2006, this adjustment reflects $5,005 and $0, respectively, of net gains associated with carried interest.

(b)	Adjustment reflects the tax impact on Evercore LP’s New York City Unincorporated Business Tax, or “UBT,” associated with adjustments for the formation transaction, including the New York City tax impact of converting the subchapter S corporations to limited liability companies. Since the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities, Evercore’s income was not subject to U.S. Federal and state income taxes. Taxes related to income earned by limited liability companies and partnerships represent obligations of the individual Senior Managing Directors. Income taxes shown on Evercore Partners Inc.’s historical combined consolidated statements of operations are attributable to the New York City UBT, attributable to Evercore’s operations apportioned to New York City.

(c)	To include the pre-acquisition results, the following balances reflect the historical financial results for Braveheart and Protego for the periods ended December 31, 2006.

	October 1, 2006 - December 19, 2006 Braveheart Historical	October 1, 2006 - December 31, 2006 Protego Historical	October 1, 2006 - December 31, 2006 Acquisition Adjustments*	October 1, 2006 - December 31, 2006 Acquired Company Combination Adjustments	January 1, 2006 - December 19, 2006 Braveheart Historical	January 1, 2006 - August 10, 2006 Protego Historical	January 1, 2006 - December 31, 2006 Acquisition Adjustments*	January 1, 2006 - December 31, 2006 Acquired Company Combination Adjustments
Advisory Revenue	$653	$—	$—	$653	$2,997	$7,048	$—	$10,045
Investment Management Revenue	—	—	—	—	—	1,810	—	1,810
Interest Income and Other Revenue	—	—	(500)	(500)	—	6,612	(500)	6,112

Total Revenues	653	—	(500)	153	2,997	15,470	(500)	17,967
Interest Expense	—	—	—	—	—	6,287	—	6,287

Net Revenues	653	—	(500)	153	2,997	9,183	(500)	11,680

Employee Compensation and Benefits	2,309	—	—	2,309	4,382	4,503	—	8,885
Professional Fees	529	—	—	529	568	2,749	(1,336)	1,981
Other Operating Expense	191	—	—	191	717	2,012	—	2,729
Amortization of Intangibles	—	—	1,767	1,767	—	—	14,631	14,631

Total Expenses	3,029	—	1,767	4,796	5,667	9,264	13,295	28,226

Loss Before Minority Interest and Income Tax	(2,376)	—	(2,267)	(4,643)	(2,670)	(81)	(13,795)	(16,546)
Provision for Income Taxes	(1,019)	—	(213)	(1,232)	(796)	274	356	(166)

Loss Before Minority Interest	(1,357)	—	(2,054)	(3,411)	(1,874)	(355)	(14,151)	(16,380)
Minority Interest	—	—	—	—	—	(422)	164	(258)

Net Income (Loss)	$(1,357)	$—	$(2,054)	$(3,411)	$(1,874)	$67	$(14,315)	$(16,122)

*	See footnotes (d), (e) and (f) for discussion of adjustments.

(d)	Reflects the amortization of intangible assets acquired in conjunction with the purchase of Protego with an estimated useful life ranging from 0.5 years to five years and in conjunction with the purchase of Braveheart with an estimated useful life ranging from one to six years. The intangible assets with finite useful lives include the following asset types: client backlog and relationships, broker dealer license and, for Protego only, non-competition and non-solicitation agreements.

(e)	For tax purposes, no tax benefit will be realized related to the intangible assets acquired by Evercore LP in conjunction with the Protego acquisition. However, a tax benefit was realized by Evercore Partners Inc. upon consummation of the IPO and the acquisition of Braveheart. See Footnote (i) under “Notes to Unaudited Combined/Condensed Consolidated Adjusted Pro Forma Statements of Operations.”

(f)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary that Evercore acquired as part of the Protego acquisition.

(g)	Historically the entities that form Evercore were limited liability companies, partnerships or sub-chapter S entities. Accordingly, payments for services rendered by Evercore’s Senior Managing Directors generally were accounted for as distributions of members’ capital rather than as compensation expense. Following the IPO, management has included all payments for services rendered by the Senior Managing Directors in compensation and benefits expense. In connection with the IPO, the Company targeted total employee compensation and benefits expense at a level not to exceed 50% of net revenue (excluding for these purposes, any revenue associated with gains or losses on investments, carried interest or reimbursable expenses). The Company retains the ability to exceed the target, change the target or how the target is calculated, and starting in 2007, the Company no longer excludes gains or losses on investments from revenues used to calculate its compensation and benefits expense target.

	Twelve Months Ended December 31, 2006	Three Months Ended December 31, 2006
Pre formation Net Revenues (1)	$216,389	$79,016
Less: Expense Reimbursements	(4,825)	(1,252)
Less: Carried Interest and Realized and Unrealized Gain (Loss) on Investments	(1,887)	729

	209,677	78,493
Employee Compensation Expense Target - 50%	104,838	39,247
Braveheart National insurance Adj.	1,583	1,373
Protego Comp. Adj.	650	650

Pro Forma Compensation	107,071	41,270
Historical Compensation and Benefits	(81,798)	(43,656)

Employee Compensation and Benefits Expense Adjustment	$25,273	$(2,386)

(1)	Pre formation Net Revenues have been adjusted for carried interest and realized and unrealized gain/loss on investments for the pre-IPO period as discussed in Note (a) above.

(h)	Reflects non-recurring expenses associated with IPO and related internal reorganization transactions.

(i)	As a limited liability company, partnership or sub-chapter S entity, Evercore was generally not subject to income taxes except in foreign and local jurisdictions. For these adjusted pro forma financial statements, a provision for corporate income taxes at the actual pre-IPO effective tax rate of approximately 43% for 2006, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. Federal tax benefit, was used. There is no current foreign tax increase or benefits assumed with the Protego acquisition as it relates to the effective tax rate. However, Evercore Partners Inc. will realize deferred tax increases or benefits upon the Protego and Braveheart acquisitions as it relates to the tax amortization of goodwill over a 15 year straight-line basis and Braveheart intangibles. The holders of partnership units in Evercore LP, including Evercore Partners Inc., will incur U.S. Federal, state and local income taxes on their proportionate share of any net taxable income of Evercore LP. In accordance with the partnership agreement pursuant to which Evercore LP is governed, management intend to cause Evercore LP to make pro rata cash distributions to Evercore’s Senior

Managing Directors and Evercore Partners Inc. for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them.

(j)	Reflects an adjustment to record the 67.3% minority interest ownership of Evercore’s Senior Managing Directors in Evercore LP relating to their vested partnership units, reflecting 6,518,558 shares of Class A common stock assumed outstanding for the three and twelve months ended December 31, 2006. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis. Evercore Partners Inc.’s interest in Evercore LP is within the scope of EITF 04-5. Although Evercore Partners Inc. has a minority economic interest in Evercore LP, it has a majority voting interest and control the management of Evercore LP. Additionally, although the limited partners have an economic majority of Evercore LP, they do not have the right to dissolve the partnership or substantive kick-out rights or participating rights, and therefore lack the ability to control Evercore LP. Accordingly, Evercore consolidates Evercore LP and records minority interest for the economic interest in Evercore LP held directly by the Senior Managing Directors.

(k)	Adjustment for financing costs used for additional working capital. The line of credit was repaid out of a portion of the proceeds received from the IPO.

(l)	Reflects expenses associated with amortization of intangible assets acquired in the Protego and Braveheart acquisitions.

(m)	An adjustment has been made to increase Evercore’s effective tax rate to approximately 40% for 2007 and 43% for 2006. For further discussion see footnote (i).

(n)	Reflects adjustment to eliminate minority interest as all Evercore LP partnership units are assumed to be converted to Class A common stock.

(o)	Assumes the vesting of all LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the accretion of unvested service based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units and restricted stock units issued in conjunction with the IPO are excluded from the calculation.

(p)	Adjustment for reduction of compensation associated with one time vesting of stock based awards related to the follow-on offering and an adjustment recognized in the fourth quarter of 2007 ($124 million). It also reflects a severance agreement recognized in the third quarter of 2007 ($2 million).